                                                                   EXHIBIT 10.1

                                                                 Conformed Copy

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                       EXCHANGE AND MERGER AGREEMENT

                         DATED AS OF JUNE 12, 1998

                                 BY AND AMONG

                            WAVETEK CORPORATION,

                 WANDEL & GOLTERMANN MANAGEMENT HOLDING GMBH

                                    AND

                          THE STOCKHOLDERS LISTED

                       ON THE SIGNATURE PAGES HERETO






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

                              TABLE OF CONTENTS


                                                                          Page

Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1


                      ARTICLE I.  THE EXCHANGE AND MERGER

SECTION 1.1.   Structure of the Exchange and Merger. . . . . . . . . . .    2
SECTION 1.2.   Procedures. . . . . . . . . . . . . . . . . . . . . . . .    3
SECTION 1.3.   WG Stockholder Loans. . . . . . . . . . . . . . . . . . .    4
SECTION 1.4.   Option Grants . . . . . . . . . . . . . . . . . . . . . .    4
SECTION 1.5.   Dissenters' Rights. . . . . . . . . . . . . . . . . . . .    4


             ARTICLE II.  CONDUCT PENDING THE EXCHANGE AND MERGER

SECTION 2.1.   Conduct of Business Prior to
               the Effective Time. . . . . . . . . . . . . . . . . . . .    5
SECTION 2.2.   Forbearance by Wavetek and WG . . . . . . . . . . . . . .    5
SECTION 2.3.   Forbearance by WG Stockholders. . . . . . . . . . . . . .    7
SECTION 2.4.   Forbearance by Wavetek Stockholders . . . . . . . . . . .    8
SECTION 2.5.   Initial Public Offering . . . . . . . . . . . . . . . . .    9
SECTION 2.6    Consultation  . . . . . . . . . . . . . . . . . . . . . .    9


                 ARTICLE III.  REPRESENTATIONS AND WARRANTIES

SECTION 3.1.   Representations and Warranties of
               Wavetek and WG. . . . . . . . . . . . . . . . . . . . . .   10
SECTION 3.2.   Representations and Warranties of
               WG Stockholders . . . . . . . . . . . . . . . . . . . . .   17
SECTION 3.3.   Representations and Warranties of
               Wavetek Stockholders. . . . . . . . . . . . . . . . . . .   19


                            ARTICLE IV.  COVENANTS

SECTION 4.1.   Acquisition Proposals . . . . . . . . . . . . . . . . . .   20
SECTION 4.2.   Wavetek Stock Options . . . . . . . . . . . . . . . . . .   20
SECTION 4.3.   Access and Information. . . . . . . . . . . . . . . . . .   21
SECTION 4.4.   Certain Filings, Consents and
               Arrangements. . . . . . . . . . . . . . . . . . . . . . .   21
SECTION 4.5.   Additional Agreements . . . . . . . . . . . . . . . . . .   22

SECTION 4.6.   Publicity . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 4.7.   U.S. Tax Consequence. . . . . . . . . . . . . . . . . . .   22
SECTION 4.8.   Board of Directors of Wavetek . . . . . . . . . . . . . .   22
SECTION 4.9.   Switching Test Solutions AG . . . . . . . . . . . . . . .   23
SECTION 4.10.  Formation of WG Holding Company . . . . . . . . . . . . .   23
SECTION 4.11.  Opinion . . . . . . . . . . . . . . . . . . . . . . . . .   23


                    ARTICLE V.  CONDITIONS TO CONSUMMATION

SECTION 5.1.   Conditions to All Parties' Obligations. . . . . . . . . .   23


                           ARTICLE VI.  TERMINATION

SECTION 6.1.   Termination . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 6.2.   Effect of Termination . . . . . . . . . . . . . . . . . .   25


                ARTICLE VII.  EFFECTIVE DATE AND EFFECTIVE TIME

SECTION 7.1.   Effective Date and Effective Time . . . . . . . . . . . .   25


                         ARTICLE VIII.  OTHER MATTERS

SECTION 8.1.   Certain Definitions; Interpretation . . . . . . . . . . .   26
SECTION 8.2.   Notices . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 8.3.   Severability. . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 8.4.   Entire Agreement; Etc.. . . . . . . . . . . . . . . . . .   28
SECTION 8.5.   Survival. . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 8.6.   Expenses. . . . . . . . . . . . . . . . . . . . . . . . .   29
SECTION 8.7.   Amendments and Waiver . . . . . . . . . . . . . . . . . .   29
SECTION 8.8.   Consent to Specific Performance . . . . . . . . . . . . .   29
SECTION 8.9.   Assignment. . . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 8.10.  Governing Law . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 8.11.  Jurisdiction; Waivers . . . . . . . . . . . . . . . . . .   30
SECTION 8.12.  WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . .   30
SECTION 8.13.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 8.14.  Facsimile Signature; Counterparts . . . . . . . . . . . .   30
SECTION 8.15.  Binding Agreement . . . . . . . . . . . . . . . . . . . .   31

                                 LIST OF ANNEXES

Annex 1   -- WG Stockholder Information (Section 1.1)

Annex 2   -- Form of Notarial Deed (Section 1.2(a))

Annex 3   -- Wavetek Rights (Section 3.1(c)(1))

Annex 4   -- WG Rights (Section 3.1(c)(1))

Annex 5   -- Subsidiaries of WG (Section 3.1(c)(3))

Annex 6   -- Subsidiaries of Wavetek (Section 3.1(c)(3))

Annex 7   -- Taxes (Section 3.1(c)(7))

Annex 8   -- Wavetek Stockholder Information (Section 3.3(a))

          EXCHANGE AND MERGER AGREEMENT, dated as of June 12, 1998 (this "Agreement"), by and among Wavetek Corporation, a Delaware corporation ("WAVETEK"), DLJ Merchant Banking Partners II, L.P. ("DLJMB"), DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ First ESC L.L.C., DLJ EAB Partners, L.P., DLJ Millennium Partners, L.P., DLJ Offshore Partners II, C.V. and UK Investment Plan 1997 Partners (collectively, and together with DLJMB, the "DLJ INVESTORS"), Green Equity Investors II, L.P. ("GEI"), Schroder UK Venture Fund III, L.P., Schroder UK Venture Fund III, L.P.2, Schroder UK Venture Fund III Trust (collectively, "SCHRODER"), Yokogawa Electric Corporation ("YOKOGAWA", and together with the DLJ Investors, GEI and Schroder, the "INSTITUTIONAL STOCKHOLDERS"), Dr. Terence J. Gooding, Barbara A. Gooding, Terence J. Gooding GRAT 1, Terence J. Gooding GRAT 2 and Barbara A. Gooding GRAT (collectively, "GOODING"), the Wavetek management stockholders listed on the signature pages hereto (the "MANAGEMENT STOCKHOLDERS" and, together with the Institutional Stockholders and Gooding, the "WAVETEK STOCKHOLDERS"), Wandel & Goltermann Management Holding GmbH, a German limited liability company ("WG"), Albrecht Wandel, a resident of the Federal Republic of Germany, and Renate Wandel, a resident of the Federal Republic of Germany (collectively, "WANDEL STOCKHOLDERS"), Frank Goltermann, a resident of the Federal Republic of Germany, Ulrike Goltermann, a resident of the Federal Republic of Germany, and Burkhard Goltermann, a resident of the Federal Republic of Germany (collectively, "GOLTERMANN STOCKHOLDERS"), Peter Wagner, a resident of the Federal Republic of Germany ("WAGNER"), and Hannover Finanz W&G Beteiligungsgesellschaft mbH ("HF"). Wandel Stockholders, Goltermann Stockholders, Wagner and HF are collectively referred to as "WG STOCKHOLDERS".

                                  RECITALS:

          WHEREAS, Wavetek, the Wavetek Stockholders, WG and the WG Stockholders desire to enter into the transactions described herein whereby WG will become a wholly-owned subsidiary of Wavetek and the WG Stockholders will become stockholders of Wavetek (the "Merger");

          WHEREAS, Wavetek, Wavetek Stockholders, WG and WG Stockholders are concurrently entering into a Stockholders Agreement, dated as of the date hereof and effective as of the Effective Time (the "Stockholders Agreement"), setting forth the matters relating to governance and stockholders' rights subsequent to the Effective Time (as defined in Section 7.1);

          WHEREAS, Wavetek and WG are entering into a side letter, dated as of the date hereof (the "Side Letter"), setting forth certain additional agreements;

          WHEREAS, it is the intention of the parties to this Agreement that the Merger (i) for federal income tax purposes shall qualify as an asset purchase within the meaning of Section 338 of the Internal Revenue Code of 1986, as amended (the "Code") and permit an election to step up to fair market value the U.S. tax basis of such purchase and (ii) for accounting purposes shall qualify for treatment as a "purchase"; and

          WHEREAS, the Board of Directors of Wavetek, the Supervisory Board of WG, the Wavetek Stockholders and the WG Stockholders have duly approved this Agreement and have duly authorized its execution and delivery.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                         ARTICLE I.  THE EXCHANGE AND MERGER

          SECTION 1.1.  STRUCTURE OF THE EXCHANGE AND MERGER.

          (a) Subject to the terms and conditions hereof,

               (i) Immediately prior to the Effective Time, each WG Stockholder shall transfer and assign to WG Holding (defined below) (free and clear of all liabilities, liens, claims, pledges, security interests, charges or encumbrances, restrictions, title retention agreements, proxies or other voting arrangements, rights of first refusal, tag along or similar rights of any nature whatsoever (all of the foregoing collectively "Liens")) all the outstanding share capital of WG ("WG Interests"), with the right to all dividends not distributed prior to September 30, 1998, but without prejudice to Section 2.2(b), in exchange for all of the outstanding shares of common stock of a newly-formed corporation incorporated under the laws of the State of Delaware ("WG Holding"), whereupon WG Holding shall become the owner of 100% of the WG Interests (the "Exchange").

               (ii) At the Effective Time, WG Holding shall merge with and into Wavetek, with Wavetek as the surviving corporation. At the Effective Time, the certificate of incorporation and by-laws of Wavetek shall be amended and restated as contemplated by the Stockholders Agreement and the directors of Wavetek shall be those contemplated by the Stockholders Agreement. By virtue of the Merger, automatically and without any action on the part of the holders thereof, the shares of common stock of WG Holding (each, a "WG Holding Interest") outstanding at the Effective Time shall become and be converted into shares of Wavetek Common Stock as described herein. In the Merger, each WG Stockholder shall receive the number of shares of Wavetek Common Stock set forth opposite the name of such WG Stockholder on Annex 1 and the aggregate number of shares of Wavetek Common Stock issued will be 8,317,464.

          (b) Wavetek and WG may at any time prior to the Effective Time change the structure of the Exchange and Merger if and to the extent they deem such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount of consideration to be issued to WG Stockholders as provided for in this Agreement,
     (ii) adversely affect the tax treatment to Wavetek, the Wavetek Stockholders or the WG Stockholders as a result of the transactions contemplated hereby or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

          (c) Although the Exchange, the Merger and the Initial Public Offering shall occur sequentially, all such transactions shall be unwound and deemed not to have occurred unless all such transactions are consummated at or immediately prior to the Effective Time.

          SECTION 1.2.  PROCEDURES.

          (a) Immediately prior to the Effective Time, WG Holding, on the one hand, and the WG Stockholders, on the other hand, shall be parties to a notarial deed of a German or Swiss notary pursuant to which all outstanding WG Interests shall be transferred to WG Holding, such notarial deed to be substantially in the form of Annex 2 hereto.

          (b) At the Effective Time, Wavetek shall deliver to each holder of a WG Holding Interest, upon delivery of the certificates representing all the WG Holding Interests held by such holder, a certificate or certificates representing the number of whole shares of Wavetek Common Stock which such holder has the right to receive in respect of the WG Holding Interests pursuant to the provisions of Section 1.1 and this Section 1.2.

          (c) From and after the Effective Time, there shall be no transfers on the transfer records of WG Holding of any WG Holding Interests that were outstanding immediately prior to the Effective Time.

          SECTION 1.3. WG STOCKHOLDER LOANS. The WG stockholder loans (as set forth in Annex 4) shall be repaid at the Effective Time.

          SECTION 1.4. OPTION GRANTS. At the Effective Time, (i) Wavetek's 1992 Non-Qualified Employee Stock Option Plan, as amended, will be amended to increase the number of shares of Common Stock available for option grants thereunder from 663,160 shares to a number of shares equal to up to 10% of the number of outstanding shares immediately following the Initial Public Offering and (ii) Wavetek shall grant up to 558,055 options at the Effective Time to WG employees, directors and new hires, of which 97,161 options shall be fully vested upon their grant; provided that such vested options shall not constitute more than 50% of the options held by any grantee and shall represent acceleration of the earliest vesting dates; provided, however, that the recipients of such options shall be determined by the Compensation Committee (as defined in the Stockholders Agreement). The exercise price for such options shall be the price per share in the Initial Public Offering.

          SECTION 1.5. DISSENTERS' RIGHTS. The WG Stockholders hereby waive any dissenters' rights they may have in connection with the Merger pursuant to the Delaware General Corporation Law.

                 ARTICLE II.  CONDUCT PENDING THE EXCHANGE AND MERGER

          SECTION 2.1. CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as otherwise provided for in, or contemplated by, this Agreement, during the period from the date of this Agreement to the Effective Time, each of Wavetek and WG shall, and shall cause its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course, (ii) use its best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees and (iii) take no action which would materially and adversely affect or delay the ability of WG or Wavetek to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement. Notwithstanding anything herein to the contrary, WG shall be permitted to consummate its acquisition of the shares of Wandel & Goltermann Technologies, Inc., a North Carolina corporation ("WGTI"), not owned by WG, on the terms set forth in the Agreement and Plan of Merger dated as of March 28, 1998 among WGTI, WG Merger Corporation and WG, and shall be entitled to borrow the funds necessary to complete such transaction, provided that the price per share paid for such WGTI shares shall not exceed $15.90 unless and except approved in advance by Wavetek (the "WGTI Transaction").

          SECTION 2.2. FORBEARANCE BY WAVETEK AND WG. During the period from the date of this Agreement to the Effective Time, except as otherwise provided for in, or contemplated by, this Agreement, each of Wavetek and WG shall not, and shall not permit any of its subsidiaries, without the prior written consent of WG or Wavetek, as applicable, to:

          (a) in the case of Wavetek, adjust, split, combine or reclassify any capital stock (other than any stock split necessary to consummate the transactions contemplated hereby or the Initial Public Offering) or issue any additional shares of capital stock except pursuant to the exercise of stock options outstanding as of the date hereof, to consummate the transactions contemplated hereby or in the Initial Public Offering; in the case of WG, take any action to adjust, split, combine or reclassify any capital stock (other than any stock split necessary to consummate the transactions contemplated hereby) or issue any additional shares of capital stock except pursuant to the exercise of stock options outstanding as of the date hereof or except as contemplated by Section
     4.9 hereof;

          (b) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights, options or any right to acquire any shares of its capital stock, except for dividends paid by any wholly owned subsidiary to WG or Wavetek, as applicable, or any of its wholly owned subsidiaries; provided, however, that (i) WG may pay a dividend to its stockholders in an amount not to exceed DM1 million, (ii) if WG is required to pay a dividend for fiscal 1998 to the WG Stockholders under WG's governing documents, WG may pay such dividend in an amount up to DM3.3 million and Wavetek may pay a dividend to the Wavetek Stockholders in an amount not to exceed 66 % of the dividend so paid by WG and (iii) Wavetek may purchase shares of its capital stock and options from its employees who terminate employment with Wavetek in a manner consistent with past practice;

          (c) other than in the ordinary course of business, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any person other than a direct or indirect wholly owned subsidiary;

          (d) other than in the ordinary course of business, make any material investment or purchase any material property or assets of any person other than a wholly owned subsidiary;

          (e) other than in the ordinary course of business, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms or, with respect to Wavetek, in connection with the settlement of the litigation with Comsonics, Incorporated on terms not materially different than those set forth in the Side Letter;

          (f) increase in any manner the compensation or fringe benefits of any of its officers or employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such officers or employees, or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any officer or employee, in each case other than in the ordinary course of business, or voluntarily accelerate the vesting of any stock options or other stock-based compensation not required by an existing plan or agreement;

          (g) modify in any material respect the manner in which it and its subsidiaries have heretofore conducted or accounted for their business;

          (h) except as contemplated by this Agreement, amend its charter or by-laws or similar organizational documents;

          (i) take, or omit to take, any action that would (i) delay or adversely affect the ability of WG, Wavetek or any WG Stockholder to obtain any necessary approvals, consents, clearances, actions or waivers of any governmental authority required for the transactions contemplated hereby or the timing thereof or (ii) adversely affect its ability to perform its covenants and agreements on a timely basis under this Agreement; or

          (j) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

          SECTION 2.3. FORBEARANCE BY WG STOCKHOLDERS. During the period from the date of this Agreement to the Effective Time, except as otherwise provided for in, or contemplated by, this Agreement, each WG Stockholder shall not, without the prior written consent of Wavetek:

          (a) sell, transfer, mortgage, encumber or otherwise dispose of any WG Interests or WG Holding Interests owned or held by it other than in a Permitted Transfer (as defined in the Stockholders Agreement, assuming the Stockholders Agreement were binding at the time of such transfer) provided that such transferee becomes a party to and agrees to be bound by each of this Agreement and the Stockholders Agreement as a condition to such transfer, except in connection with the Merger or the

     Exchange or take any action that would adjust, split, combine or reclassify any capital stock of WG or issue any additional shares of capital stock of WG except as contemplated by Section 4.9 hereof;

          (b) take, or omit to take, any action that would (i) delay or adversely affect the ability of WG, Wavetek or it to obtain any necessary approvals, consents, clearances, actions or waivers of any governmental authority required for the transactions contemplated hereby or the timing thereof or (ii) adversely affect its ability to perform its covenants and agreements on a timely basis under this Agreement; or

          (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.3.

          SECTION 2.4. FORBEARANCE BY WAVETEK STOCKHOLDERS. During the period from the date of this Agreement to the Effective Time, except as otherwise provided for in, or contemplated by, this Agreement, each Wavetek Stockholder shall not, without the prior written consent of WG:

          (a) sell, transfer, mortgage, encumber or otherwise dispose of any shares of Common Stock owned or held by it other than in a Permitted Transfer (as defined in the Stockholders Agreement), assuming that the Stockholders Agreement were binding at the time of such transfer, provided that such transferee becomes a party to and agrees to be bound by this Agreement and the Stockholders Agreement as a condition to such transfer;

          (b) take, or omit to take, any action that would (i) delay or adversely affect the ability of WG, Wavetek or it to obtain any necessary approvals, consents, clearances, actions or waivers of any governmental authority required for the transactions contemplated hereby or the timing thereof or (ii) adversely affect its ability to perform its covenants and agreements on a timely basis under this Agreement; or

          (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.4.

          SECTION 2.5.   INITIAL PUBLIC OFFERING.

          (a) The parties hereby agree to use their best efforts to consummate an Initial Public Offering (as defined in the Stockholders Agreement) at or immediately following the Effective Time. In connection therewith, as soon as it is reasonably practicable after the date hereof, Wavetek and WG shall commence preparation of a Registration Statement on Form S-1 (the "Registration Statement") and file the Registration Statement with the Securities and Exchange Commission. Each of Wavetek and WG shall use their best efforts to have the Registration Statement declared effective under the Securities Act of 1933 and take any action required to be taken under applicable state securities and blue sky laws in connection with the issuance of the Wavetek Common Stock in connection with the Initial Public Offering. Wavetek and WG shall promptly furnish to each other all information, and take such other actions, as may be reasonably requested in connection with this Section 2.5. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") shall be the lead manager for the Initial Public Offering under usual and customary arrangements and fees. DLJ and the WG Stockholders will select co-managers for the offering and listing of shares of Wavetek Common Stock in Europe (with a dual listing preferably on the Frankfurt exchange) as part of the Initial Public Offering.

          (b) In connection with the Initial Public Offering, the Stockholders (as defined in the Stockholders Agreement) shall have the registration rights set forth in Section 5.2 of the Stockholders Agreement (as if the Stockholders Agreement were in effect prior to the Effective Time).

          SECTION 2.6 CONSULTATION. During the period from the date of this Agreement to the Effective Time, Dr. Terence J. Gooding and Peter Wagner shall consult on a weekly basis on all operating issues affecting Wavetek and WG following the Effective Time. Any differences of opinion or disagreements arising from such consultation shall be discussed with the Executive Committee (as defined in the Stockholders Agreement).

                     ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          SECTION 3.1.  REPRESENTATIONS AND WARRANTIES OF WAVETEK AND WG.

          (a)  Wavetek represents and warrants to WG that:

               (1) CORPORATE STATUS. As of the date hereof, Wavetek has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with its principal executive offices located at 11995 El Camino Real, Suite 301, San Diego, California 92130, USA. As of the date hereof, Wavetek has 15,000,000 authorized shares of Wavetek Common Stock, of which 4,884,860 shares are issued and outstanding and an aggregate of 663,160 shares are reserved for issuance pursuant to outstanding employee stock option plans, of which 504,908 shares are subject to issuance pursuant to outstanding employee stock option agreements.

               (2) CAPITAL STOCK. All outstanding shares of capital stock of it and its subsidiaries are duly authorized, validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights (other than such rights set forth in the Prior Agreement (as defined in the Stockholders Agreement) which have been waived by the parties thereto).

          (b)  WG represents and warrants to Wavetek that:

               (1) CORPORATE STATUS. As of the date hereof, WG has been duly organized and is an existing limited liability company (GmbH) under the laws of Germany, with its principal executive offices located at Muhleweg 5, D-72800 Eningen u.A., Germany.

               (2) WG INTERESTS. As of the date hereof, WG has a share capital in the total amount of DM 40,000,000 which is divided into the following WG Interests:

               (i)  HF with one share of nominal DM 10,940,000;

               (ii) Mr. Albrecht Wandel with one share of nominal DM 5,928,400 and one share of nominal DM 899,000, total nominal DM 6,827,400;

              (iii) Mrs. Renate Wandel with one share of nominal DM 5,451,600 and one share of nominal DM 651,000, total nominal DM 6,102,600;

               (iv) Mr. Frank Goltermann with one share of nominal DM 3,115,200, one share of nominal DM 1,600,000, and one share of nominal DM 372,000 total nominal DM 5,087,200;

               (v) Mr. Burkhard Goltermann with one share of nominal DM 6,480,000, and one share of nominal DM 775,000, in total nominal DM 7,255,000; and

               (vi) Mrs. Ulrike Goltermann with one share of nominal DM
                    3,384,800 and one share of nominal DM 403,000, in total nominal DM 3,787,800.

          (c) Wavetek represents and warrants to WG, and WG represents and warrants to Wavetek, that:

               (1) RIGHTS. It does not have any shares of its capital stock or interests reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or interests or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, pre-emptive rights) to subscribe for or acquire from it, or cause it to register with the Securities and Exchange Commission or any other national, state or local authority for resale any shares of its capital stock or interests (collectively, "Rights"), except as set forth on Annex 3 (as to Wavetek) and Annex 4 (as to WG). Annex 4 lists the principal amount, interest rate and maturity of all loans or other debt obligations due from WG to any WG Stockholder.

               (2) AUTHORITY. Each of it and its subsidiaries has the power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, individually or in the aggregate, would not have a Material Adverse Effect (as defined in Section 8.1)) where such qualification is required, to carry on its business as it is now being conducted and to own all its material properties and assets, and it has all federal, state, local, and foreign governmental permits, licenses and authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such powers and authorizations the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect.

               (3) SUBSIDIARIES. In the case of WG, a list of its subsidiaries is contained in Annex 5; in the case of Wavetek, a list of its subsidiaries is contained in Annex 6; all of the shares of capital stock of each of its subsidiaries have been duly authorized and validly issued and are owned by it free and clear of all Liens, and there are no Rights with respect to such capital stock, except as listed on Annex 5 (in the case of WG) or Annex 6 (in the case of Wavetek).

               (4) APPROVALS. This Agreement has been authorized by all necessary corporate action of it. Subject to receipt of the required approvals, consents or waivers of governmental authorities referred to in Section 5.1(b), this Agreement is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (5) NO VIOLATIONS. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or its subsidiaries or to which it or its subsidiaries (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on it, or enable any person to enjoin the Exchange or (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or by-laws of it or any of its subsidiaries; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than
          (i) the required approval, consents, waivers and administrative actions referred to in Section 5.1(a), (ii) such approvals, consents or waivers as are required under the federal and state securities or "Blue Sky" laws in connection with the transactions contemplated by this Agreement and (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect or enable any person to enjoin the Exchange.

               (6) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed pursuant to this Section 3.1, since December 31, 1997, there has not been any change in the financial condition or results of operations of it or any of its subsidiaries which, individually or in the aggregate, has had a Material Adverse Effect on it.

               (7) TAXES. Except as otherwise would not have a Material Adverse Effect, all federal, state, local, and foreign tax returns required to be filed by or on behalf of it or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired. All taxes shown on returns filed by or on behalf of it or any of its subsidiaries have been paid in full or adequate provision has been made for any such taxes on its balance sheet as of December 31, 1997 (in the case of Wavetek, in accordance with United States generally accepted accounting principles ("US GAAP"), and in the case of WG, in accordance with German generally accepted accounting principles). As of the date of this Agreement, there are no assessments or notices of deficiency or proposed assessments with respect to any taxes of it or any of its subsidiaries other than as set forth in Annex 7 or that, if resolved in a manner adverse to it, would result in a determination that would have a Material Adverse Effect on it. Except as otherwise would not have a Material Adverse Effect, it has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (8) ABSENCE OF CLAIMS. Except as disclosed in Wavetek's filings with the Securities and Exchange Commission or in writing to WG or Wavetek, as applicable, and except for the pending WGTI stockholder litigation, no material litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against it or any of its subsidiaries, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it or to materially hinder or delay consummation of the transactions contemplated hereby.

               (9) ABSENCE OF REGULATORY ACTIONS. Neither it nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any relevant federal, state or local governmental authorities.

               (10) TITLE TO ASSETS. Each of it and its subsidiaries has good and marketable title to its properties and assets reflected as owned by it on its September 30, 1997 balance sheet, and valid leasehold interests in all property leased by it and its subsidiaries, except for such dispositions in the ordinary course of business or defects in title which would not, individually or in the aggregate, have a Material Adverse Effect.

               (11) KNOWLEDGE AS TO CONDITIONS. As of the date hereof, it knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(a) will not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

               (12) WAVETEK COMMON STOCK. In the case of Wavetek, the shares of Wavetek Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights (other than, in the case of Wavetek, such rights set forth in the Prior Agreement which have been waived by the parties thereto).

               (13) FEES. Other than financial advisory services performed for Wavetek by Donaldson, Lufkin & Jenrette Securities Corporation and for WG by Broadview Associates, neither it nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it or any of its subsidiaries, in connection with this Agreement or the transactions contemplated hereby.

               (14) ANTITAKEOVER PROVISIONS INAPPLICABLE. No antitakeover or similar law applies to this Agreement or the Exchange or the transactions contemplated hereby.

               (15) ENVIRONMENTAL MATTERS. Except for such matters that, alone or in the aggregate, would not have a Material Adverse Effect, to the best knowledge of its senior management (without inquiry), (i) it and its subsidiaries have complied with all applicable Environmental Laws;
          (ii) the properties presently or formerly owned or operated by it or its subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon as well as properties held in an agency or fiduciary capacity) (the "Properties") do not contain any Hazardous Substance (as hereinafter defined) other than as permitted under applicable Environmental Law, do not contain, and have not contained, any underground storage tanks, do not have any asbestos present (and have not had any asbestos removed therefrom) and have not been used as a sanitary landfill or hazardous waste disposal site (PROVIDED, HOWEVER, that with respect to Properties owned or operated by it at any time, such representation is limited to the period after the time of acquisition of such Property by it or one of its subsidiaries and prior to the disposition of such Properties by it or one of its subsidiaries); (iii) neither it nor any of its subsidiaries has received any notices, demand letters or request for information from any governmental entity or any third party that it or any of its subsidiaries may be in violation of, or liable under, any Environmental Law and none of it, its subsidiaries or the Properties are subject to any court order, administrative order or decree arising under any Environmental Law; and (iv) no Hazardous Substance has been disposed of, transferred, released or transported from any of the Properties during the time such Property was owned or operated by it or one of its subsidiaries, other than as permitted under applicable
          Environmental Law.

               "Environmental Law" means (i) any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any government entity, (x) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transformation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now in effect.


               "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

               (16) FINANCIAL STATEMENTS; INFORMATION. With respect to Wavetek, the financial statements contained in its filings with the Securities and Exchange Commission (the "Commission") have been prepared in accordance with US GAAP, applied on a consistent basis for all periods presented. With respect to WG, the financial statements provided to Wavetek have been prepared in accordance with German generally accepted accounting principles, applied on a consistent basis for all periods presented. With respect to Wavetek, the filings made by it with the Commission, and with respect to WG, the information delivered by it to Wavetek, as of the respective date of such filing or information, did not contain a misstatement of, or omit to state, any material fact necessary to make the information contained therein, in the light of the circumstances under which it was made, not misleading.

          SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF WG STOCKHOLDERS. Each WG Stockholder represents and warrants that:

          (a) CAPITAL STOCK. Annex 1 accurately sets forth the name, address and WG Interests held by it; all such WG Interests are beneficially owned and held by it free and clear of all Liens, except as set forth on Annex 1.

          (b) APPROVALS. This Agreement is a valid and binding agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorgani-zation, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. No approval of any spouse of such WG Stockholder or any other person is required for the performance of its obligations hereunder, except for such approvals as have been obtained by such WG Stockholder.

          (c) NO VIOLATIONS. To its knowledge, the execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or to which it (or any its properties) is subject, which breach, violation or default would have a Material Adverse Effect on WG, or enable any person to enjoin the Exchange and, in the case of a WG Stockholder that is not a natural person, constitute a breach or violation of, or a default under, the charter, by-laws or other governing document of it; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approval, consents and waivers of third parties or governmental authorities referred to in or contemplated by Section 5.1, (ii) such approvals, consents or waivers as are required under the federal and state securities or "Blue Sky" laws in connection with the transactions contemplated by this Agreement and (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on WG or enable any person to enjoin the Exchange.

          (d) KNOWLEDGE AS TO CONDITIONS. As of the date hereof, it knows of no reason why the approvals, consents and waivers of third parties and governmental authorities referred to in Section 5.1 and will not be obtained without the imposition of any condition of the type referred to in the proviso thereto.

          SECTION 3.3. REPRESENTATIONS AND WARRANTIES OF WAVETEK STOCKHOLDERS. Each Wavetek Stockholder represents and warrants that:

          (a) CAPITAL STOCK. Annex 8 accurately sets forth the name, address and number of shares of Common Stock held by it; all such shares of Common Stock are beneficially owned and held by it free and clear of all Liens, except as set forth on Annex 8.

          (b) APPROVALS. This Agreement is a valid and binding Agreement of it enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. No approval of any spouse of such Wavetek Stockholder or any other person is required for the performance of its obligations hereunder, except for such approvals as have been obtained by such Wavetek Stockholder.

          (c) NO VIOLATIONS. The execution, delivery and performance of this Agreement by it does not, and the consummation of the transactions contemplated hereby by it will not, constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or to which it (or any its properties) is subject, which breach, violation or default would have a Material Adverse Effect on Wavetek, or enable any person to enjoin the Exchange and, in the case of a Wavetek Stockholder that is not a natural person, constitute a breach or violation of, or a default under, the charter, by-laws or other governing document of it; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approval, consents and waivers of third parties or governmental authorities referred to in or contemplated by Section 5.1, (ii) such approvals, consents or waivers as are required under the federal and state securities or "Blue Sky" laws in connection with the transactions contemplated by this Agreement and

     (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect or enable any person to enjoin the Exchange.

          (d) KNOWLEDGE AS TO CONDITIONS. As of the date hereof, it knows of no reason why the approvals, consents and waivers of third parties and governmental authorities referred to in Section 5.1 will not be obtained without the imposition of any condition of the type referred to in the proviso thereto.

                                ARTICLE IV.  COVENANTS

          SECTION 4.1. ACQUISITION PROPOSALS. Except for the WGTI Transaction, between the date hereof and the Effective Time, each of Wavetek and WG agrees that neither it nor any of its subsidiaries nor any of the respective officers and directors of such company or its subsidiaries shall, and each of Wavetek and WG shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, and each of the WG Stockholders agrees that it shall not, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Wavetek, WG or any of their respective subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except as may be legally required for the discharge by the board of directors of its fiduciary duties after receiving the advice of counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

          SECTION 4.2. WAVETEK STOCK OPTIONS. Immediately prior to the Effective Time, Wavetek hereby agrees to reserve for issuance pursuant to stock options additional shares of Wavetek Common Stock for stock option compensation pursuant to its 1992 non-qualified Employee Stock Option Plan up to the amount contemplated by Section 1.4 hereof.

          SECTION 4.3. ACCESS AND INFORMATION. Each of Wavetek and WG shall (and shall cause each of its subsidiaries to) afford to the other parties and their representatives (including, without limitation, directors, officers and employees of the parties and their affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request, including with respect to the matters set forth in the Side Letter. Each party will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.3 unless such information (i) was already known to such party (and not subject to a separate confidentiality agreement), (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains, (iv) is or becomes readily ascertainable from published information or trade sources or (v) is necessary or advisable in connection with the Initial Public Offering or in other filings of Wavetek with the Securities and Exchange Commission. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be destroyed or returned to the party which furnished the same.

          SECTION 4.4. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Wavetek, WG and each WG Stockholder shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers (which shall include providing the other interested parties with draft copies of such filings sufficiently in advance of filing to enable such party a reasonable opportunity to comment on them) and (c) deliver to the other interested parties copies of the publicly available portions of all such filings and applications promptly after they are filed.

          SECTION 4.5. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including (i) using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and (ii) obtaining any required contractual consents and regulatory approvals.

          SECTION 4.6. PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter and prior to the Effective Time, WG and Wavetek shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

          SECTION 4.7. U.S. TAX CONSEQUENCE. Neither Wavetek nor WG shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Exchange for a step up in the U.S. tax basis of the Exchange within the meaning of Section 338 of the Code.

          SECTION 4.8. BOARD OF DIRECTORS OF WAVETEK. As of the Effective Time, the composition of the Board of Directors of Wavetek, the quorum required for action by such Board, the voting requirements for such Board and the committees thereof shall be as set forth in the Stockholders Agreement.

          SECTION 4.9. SWITCHING TEST SOLUTIONS AG. Prior to the Effective Time, the WG Stockholders (other than HF) shall deliver to Wavetek or WG the 10% of the capital stock of Switching Test Solutions AG not currently owned by WG.

          SECTION 4.10. FORMATION OF WG HOLDING COMPANY. Prior to the Effective Time, WG shall cause WG Holding to be incorporated and WG Holding and the WG Stockholders shall have consummated the Exchange set forth in
Section 1.1(a).

          SECTION 4.11. OPINION. WG shall receive and be entitled to rely upon the opinion of Sullivan & Cromwell delivered to the Trustee in connection with the Merger under the Indenture, dated as of June 10, 1997, among the Company, the Subsidiary Guarantors named therein and The Bank of New York, as trustee, which opinion will include an opinion that the transactions contemplated by this Agreement do not result in a breach of or default under such Indenture.

                        ARTICLE V.  CONDITIONS TO CONSUMMATION

          SECTION 5.1. CONDITIONS TO ALL PARTIES' OBLIGATIONS. The respective obligations of Wavetek, WG and each WG Stockholder to effect the Exchange or any other transaction contemplated by this Agreement shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

          (a) Wavetek shall have procured the required approval, consent, waiver or other administrative action pursuant to the Wavetek Credit Agreement; WG shall have procured the required approval, consent, waiver or other administrative action required pursuant to the WG Credit Agreement; Wavetek, WG and each WG Stockholder shall have procured the required approval, consent, waiver or other administrative action with respect to the Agreement and the transactions contemplated hereby pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all applicable statutory waiting periods shall have expired or have been terminated; and Wavetek, WG and each WG Stockholder shall have procured all other regulatory approvals, consents, waivers or administrative actions of governmental authorities or other persons that are necessary to the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no approval, consent, waiver or administrative action referred to in this Section 5.1(a) shall be deemed to have been received if it shall include any condition or requirement that would (i) result in a Material Adverse Effect on Wavetek or WG (on a combined basis giving effect to the Exchange and the other transactions contemplated by this Agreement) or (ii) so materially and adversely affect the economic or business benefits of the Exchange that Wavetek or WG would not have entered into this Agreement had such conditions or requirements been known at the date hereof.

          (b) All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

          (c) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Exchange or any other transaction contemplated by this Agreement. No litigation or proceeding shall be pending against the WG Stockholders, the Wavetek Stockholders, Wavetek or WG or any of their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby.

          (d) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Exchange or any other transaction contemplated by this Agreement.

          (e) The Certificate of Incorporation and Bylaws of Wavetek shall have been amended as contemplated by the Stockholders Agreement.

          (f)  The Initial Public Offering shall occur at the Effective Time.

          (g) WG shall have received the opinion described in Section 4.11 hereto.

                               ARTICLE VI.  TERMINATION

          SECTION 6.1. TERMINATION. This Agreement may be terminated, and the Exchange abandoned, prior to the Effective Date:

          (a) by the mutual consent of Wavetek and WG, if the respective board of directors or shareholder assembly of each so determines by vote of a majority of the members of its entire board or shareholder assembly;

          (b) by Wavetek or WG by written notice to the other if either (i) any approval, consent, waiver or administrative action required to permit consummation of the transactions contemplated hereby shall have been denied and such denial shall no longer be subject to any possible appeal, petition or repetition or hearing or rehearing or other administrative or judicial action or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

          (c) by Wavetek or WG, if its board of directors or shareholder assembly so determines, in the event that the Exchange is not consummated by December 31, 1998.

          SECTION 6.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement by either Wavetek or WG, as provided herein, this Agreement shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto contained in this Agreement and except as set forth in Section 8.5.


                   ARTICLE VII.  EFFECTIVE DATE AND EFFECTIVE TIME

          SECTION 7.1. EFFECTIVE DATE AND EFFECTIVE TIME. At or immediately prior to the consummation of the Initial Public Offering, or on such earlier or later date as may be agreed by Wavetek and WG, a closing of the Exchange, the Merger and the transactions contemplated hereby shall be held simultaneously at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071 and Oberlindau 54-56, 60323 Frankfurt am Main, Germany at 7:00 a.m., Los Angeles time, 4:00 p.m., Frankfurt time, or such other locations as may be agreed by Wavetek and WG, whereupon the deliveries and proceedings contemplated hereby, including, without limitation, those matters described in Article I hereof, shall be effected. The date of such closing is herein called the "Effective Date". The Merger shall become effective when the Certificate of Merger with respect to the Merger is filed in accordance with the General Corporation Law of the State of Delaware, or at such later time as is specified in the Certificate of Merger (the "Effective Time").

                             ARTICLE VIII.  OTHER MATTERS

          SECTION 8.1. CERTAIN DEFINITIONS; INTERPRETATION. As used in this Agreement, the following terms shall have the meanings indicated:

          "material" means material to Wavetek or WG (as the case may be) and its respective subsidiaries, taken as a whole.

          "Material Adverse Effect," with respect to a person, means any condition, event, change or occurrence that is reasonably likely to have a material adverse effect upon (A) the financial condition, business or results of operations of such person and its subsidiaries, taken as a whole (other than as a result of changes in laws or regulations or accounting rules of general applicability or interpretations thereof), or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Agreement.

          "person" includes an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization.

          "Subsidiary," with respect to a person, means any other person controlled by such person.

          "Wavetek Credit Agreement" means the Credit Agreement, dated as of June 11, 1997, among Wavetek, the lenders listed therein, DLJ Capital Funding, Inc., as Syndication Agent, and Fleet National Bank, as Administrative Agent.

          "WG Credit Agreement" means the Bank Pool Agreement (Pool Vertrag), dated June 10, 1997, among the Company, WGR and Commerzbank AG (as agent), Baden-Warttenbergishe Bank AG, Deutsche Bank AG, Kreissparkasse Reutlingen, Landesgirokasse, Stuttgart and Stuttgarter Bank AG.

When a reference is made in this Agreement to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Agreement unless otherwise indicated. The table of contents, list of annexes and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

          SECTION 8.2. NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, or telegram (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.


     If to Wavetek, to:

          Wavetek Corporation
          11995 El Camino Real, Suite 301
          San Diego, California 92130
          Telecopy No.: (619) 793-2310
          Attention: Chief Executive Officer

     With copies to:

          Sullivan & Cromwell
          444 South Flower Street, 12th Floor
          Los Angeles, California 90071
          Telecopy No.: (213) 683-0457
          Attention:  Alison S. Ressler

     If to WG, to:

          Wandel & Goltermann
          Muhleweg 5
          D-72800 Eningen u.A.
          Germany
          Telecopy No.: (011) 49-7121-88996
          Attention:  Chief Executive Officer

     With copies to:

          Rogers & Hardin
          2700 International Tower, Peachtree Center
          229 Peachtree Street N.E.
          Atlanta, Georgia 30303-1601
          Telecopy No.: (404) 525-2224
          Attention:  Alan C. Leet

     If to any WG Stockholders, at the address indicated on Annex 2 hereto.

          SECTION 8.3. SEVERABILITY. In the event any provision hereof is held or rendered void or unenforceable by any court or other legal authority, then such provisions shall be severable and shall not affect the remaining provisions hereof.

          SECTION 8.4. ENTIRE AGREEMENT; ETC. This Agreement, the Stockholders Agreement and the Side Letter represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made between the parties hereto with respect to the subject matter contained herein. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 8.5. SURVIVAL. Only those agreements and covenants of the parties that are applicable in whole or in part after the Effective Time (specifically, Sections 1.3, 4.2, 4.3, 4.5, 4.7, 4.9, 6.2 and Article VIII hereof and the Stockholders Agreement) shall survive the Effective Time. All other agreements and covenants shall not survive the Effective Time. All representations and warranties shall not survive the date of this Agreement. If this Agreement shall be terminated, the agreements of the parties in Sections 4.3 (other than the first sentence thereof) and 8.6 shall survive such termination.

          SECTION 8.6. EXPENSES. The fees and expenses of the German notary incurred in connection with the preparation, execution, delivery and notarization of the notarial deed pursuant to Section 1.2(a) hereof shall be borne by Wavetek. All expenses incurred by a party in connection with the negotiation, preparation, performance and enforcement of this Agreement shall be borne by such party. The filing fees associated with the filing of all pre-merger notifications of the Exchange and Merger pursuant to The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the filings with the German Cartel Office, including filings made by any Wavetek Stockholder or WG Stockholder, and all other out-of-pocket expenses incurred in connection with the consummation of the Initial Public Offering and the other transactions with respect to Wavetek and WG following the Effective Time contemplated by this Agreement, including the fees and expenses of attorneys and accountants and other persons agreed to by Wavetek and WG, shall be shared equally by Wavetek and WG.

          SECTION 8.7. AMENDMENTS AND WAIVER. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision or by all parties by a writing executed by an executive officer, in the case of Wavetek or WG, or such person, in the case of a WG Stockholder, or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing among the parties hereto approved, in the case of Wavetek or WG, by their respective board of directors or supervisory board.

          SECTION 8.8. CONSENT TO SPECIFIC PERFORMANCE. The parties hereto declare that it is impossible to measure in money the damages which would accrue to a party by reason of failure to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

          SECTION 8.9. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

          SECTION 8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS THEREOF.

          SECTION 8.11. JURISDICTION; WAIVERS. Each of the parties hereto hereby irrevocably submits in any legal action or proceeding relating to or arising out of this Agreement or any other document relating hereto or delivered in connection with the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the District of Delaware, and appellate courts thereof. Each of the parties hereto further (a) consents that any such action or proceeding may be brought in such court and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.2 or at such other address of which such party shall have given notice pursuant thereto; and (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

          SECTION 8.12. WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY
COUNTERCLAIM THEREIN.

          SECTION 8.13. REMEDIES. The rights and remedies provided in this Agreement are cumulative and nonexclusive of any other rights or remedies available to any party hereunder, whether by contract, by law, in equity or otherwise. No single or partial exercise of any right or remedy shall preclude any other future exercise thereof or the exercise of any other right or remedy.

          SECTION 8.14. FACSIMILE SIGNATURE; COUNTERPARTS. This Agreement may be executed by facsimile signature and in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          SECTION 8.15. BINDING AGREEMENT. This Agreement shall be a binding obligation of each party to this Agreement upon the signature of such party hereto, even if such party executes this Agreement prior to June 12, 1998, and shall not be binding upon any party after June 12, 1998 if all parties have not executed this Agreement by June 12, 1998.

     IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.


                                        WAVETEK CORPORATION


                                        By: /s/ Terence J. Gooding
                                            ------------------------------
                                             Name: Terence J. Gooding
                                             Title: Chairman of the Board


                                        DLJ MERCHANT BANKING PARTNERS II, L.P.

                                        By:  DLJ Merchant Banking II, Inc.
                                             Managing General Partner


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                                        By:  DLJ Merchant Banking II, Inc.
                                             Managing General Partner


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President



                                        DLJ DIVERSIFIED PARTNERS, L.P.

                                        By:  DLJ Diversified Partners, Inc.
                                             Managing General Partner


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President

                                        DLJ DIVERSIFIED PARTNERS-A, L.P.

                                        By:  DLJ Diversified Partners, Inc.
                                             Managing General Partner


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President



                                        DLJMB FUNDING II, INC.


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President



                                        DLJ FIRST ESC L.P.

                                        By:  DLJ LBO Plans Management
                                             Corporation


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        DLJ EAB PARTNERS, L.P.

                                        By:  DLJ LBO Plans Management
                                             Corporation
                                             General Partner


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President

                                        DLJ MILLENNIUM PARTNERS, L.P.

                                        By:  DLJ Merchant Banking II, Inc.
                                             Managing General Partner


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President



                                        DLJ MILLENNIUM PARTNERS-A, L.P.

                                        By:  DLJ Merchant Banking II, Inc.
                                             Managing General Partner


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President



                                        DLJ OFFSHORE PARTNERS II, C.V.



                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President


                                        UK INVESTMENT PLAN 1997 PARTNERS

                                        By:  UK Investment Plan 1997 Partners,
                                             Inc.
                                             General Partner


                                        By: /s/ Ivy Dodes
                                            ------------------------------
                                             Name: Ivy Dodes
                                             Title: Vice President

                                    GREEN EQUITY INVESTORS II, L.P.

                                    By:  Grand Avenue Capital Partners, L.P.
                                         Grand Avenue Capital
                                         Corporation, its general partner

                                    By: /s/ Peter Nolan
                                        ------------------------------
                                         Name: Peter Nolan
                                         Title: Partner

                                    SCHRODER UK VENTURE FUND III

                                    By:  Schroder Venture Managers Inc.,
                                         as General Partner of
                                         Schroder UK Venture Fund III LP1

                                    By: /s/ Peter L. Everson  /s/ John W. Evans
                                        ---------------------------------------
                                        Peter L. Everson, Director & VP
                                        John W. Evans, Director & VP

                                    SCHRODER UK VENTURE FUND III

                                    By:  Schroder Venture Managers Inc.,
                                         as General Partner of
                                         Schroder UK Venture Fund III LP2

                                    By: /s/ Peter L. Everson  /s/ John W. Evans
                                        ---------------------------------------
                                        Peter L. Everson, Director & VP
                                        John W. Evans, Director & VP

                                    SCHRODER UK VENTURE FUND III

                                    By:  Schroder International Trust Company
                                         Limited, as Trustee of
                                         Schroder UK Venture Fund III Trust

                                    By: /s/ Peter L. Everson  /s/ John W. Evans
                                        ---------------------------------------
                                        Peter L. Everson, Director & VP
                                        John W. Evans, Director & VP

                                    YOKOGAWA ELECTRIC CORPORATION

                                    By: /s/ Joichi Ueba
                                        ------------------------------
                                        Name:  Joichi Ueba
                                        Title:  Senior Vice President

                                     DR. TERENCE J. GOODING

                                     /s/ Terence J. Gooding
                                     ------------------------------
                                     Dr. Terence J. Gooding


                                     BARBARA A. GOODING
                                     TERENCE J. GOODING GRAT 1
                                     TERENCE J. GOODING GRAT 2
                                     BARBARA A. GOODING GRAT


                                      By: /s/ Terence J. Gooding
                                          ------------------------------
                                          Terence J. Gooding, as
                                          Attorney-in-Fact

WAVETEK MANAGEMENT STOCKHOLDERS:


                                      SNOW HILL TRUSTEES
                                      RICHARD J. BERRY
                                      PAUL STEVENSON


                                       By: /s/ Terence J. Gooding
                                           ------------------------------
                                           Terence J. Gooding, as
                                           Attorney-in-Fact


                                        DEREK T. MORIKAWA

                                           /s/ Derek T. Morikawa
                                           ------------------------------
                                           Derek T. Morikawa


                                        MORIKAWA TRUST F/B/O MEGAN K. MORIKAWA


                                        By: /s/ Criss Y. Morikawa
                                            ------------------------------
                                             Criss Y. Morikawa, as
                                             Trustee



                                        MORIKAWA TRUST F/B/O EVAN T. MORIKAWA


                                        By: /s/ Criss Y. Morikawa
                                            ------------------------------
                                             Criss Y. Morikawa, as
                                             Trustee

                                        BEN J. CONSTANTINI



                                         /s/ Ben J. Constantini
                                         ------------------------------
                                         Ben J. Constantini



WG STOCKHOLDERS:

                                        WANDEL & GOLTERMANN MANAGEMENT
                                        HOLDING GmbH



                                        By: /s/ Peter Wagner
                                           ------------------------------
                                             Name: Peter Wagner
                                             Title: President and CEO



                                        And: /s/ Karl Heinz-Eisemann
                                            ------------------------------
                                              Name: Karl Heinz-Eisemann
                                              Title: Vice President Controlling
                                                     and Logistics




                                        ALBRECHT WANDEL



                                         /s/ Albrecht Wandel
                                         ------------------------------
                                         Albrecht Wandel



                                        RENATE WANDEL



                                         /s/ Renate Wandel
                                         ------------------------------
                                         Renate Wandel

                                        FRANK GOLTERMANN


                                        /s/ Frank Goltermann
                                        ------------------------------
                                        Frank Goltermann



                                        ULRIKE GOLTERMAN


                                         /s/ Ulrike Goltermann
                                        ------------------------------
                                        Ulrike Golterman



                                        BURKHARD GOLTERMAN



                                        /s/ Burkhard Goltermann
                                        ------------------------------
                                        Burkhard Golterman




                                        HANNOVER FINANZ W&G
                                        BETEILIGUNGSGESELLSCHAFT mbH



                                        By: /s/ Joachim Simmross
                                            ------------------------------
                                            Name: Joachim Simmross
                                            Title: Managing Director



                                        AND: /s/ Claus von Loeper
                                             ------------------------------
                                              Name: Claus von Loeper
                                              Title: Managing Director